EXHIBIT 10.13


                                 AMENDMENT NO. 2

                    TO THE ASSET SALE AND PURCHASE AGREEMENT

     THIS AMENDMENT ("Amendment") is entered into as of October 31, 1998, by and between Kaiser Foundation Health Plan of Texas, a Texas non-profit corporation ("Seller"), and Texas Health Choice, L.C., f/k/a HMO Texas, L.C., a Texas limited liability company ("Buyer").

                                                      RECITAL

     The undersigned parties have entered into that certain Asset Sale and Purchase Agreement, dated June 5, 1998, as amended on August 7, 1998 ("Purchase Agreement"), and the parties desire to further amend the Purchase Agreement as set forth herein.

     NOW, THEREFORE, for and in consideration of the above recitals and the representations, warranties, mutual covenants, and agreements herein expressed, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby agree as follows:

     1. Identity of Buyer. The parties hereby agree to amend (i) the initial paragraph of the Purchase Agreement, (ii) Section 15.1 regarding notices, (iii) the signature blocks of Buyer, and (iv) any other place in the Purchase Agreement which references HMO Texas, L.C. as Buyer, to change the identity of the Buyer from HMO Texas, L.C., a Texas limited liability company, to Texas Health Choice, L.C., a Texas limited liability company.

     2. Confidentiality Agreements. The parties hereby acknowledge that the references to the Confidentiality Agreements dated March 28, 1998 and March 30, 1998 in paragraph E of the Recitals in the Purchase Agreement are erroneous, and hereby agree to amend such paragraph to change such references to the Confidentiality Agreements dated March 24, 1998 and March 27, 1998. Copies of the Confidentiality Agreements dated March 24, 1998 and March 27, 1998 are attached as Exhibits A and B to this Amendment.

     3. Texas Group 3000 Issues.  The parties  hereby  acknowledge  that Section
1.4.4 of the Purchase Agreement shall be interpreted to mean that the Texas Group 3000 Members shall not be counted in the Membership Base under the Earn-Out Accounts for the purpose of calculating any additional purchase price paid by Buyer to Seller thereunder. In addition, other members employed by the Group 3000 Members' employers (such employers to be determined as of the Closing
Date) shall not be counted unless (i) such member is listed on Schedule 1.4.4 as a National Account or (ii) Seller brings new members to areas other than Dallas/Fort Worth in accordance with the provisions of Section 1.4.4. As an example of subsection (i), if XYZ Co. is listed as a National Account in
Schedule 1.4.4 and an employee of XYZ Co. is listed as a Group 3000 Member but is not included in the membership count in Schedule 1.4.4, the employee shall never count in the Membership Base for purposes of calculating the Earn-Out Accounts; however, increases in the number of members employed by XYZ Co. and who are not a Group 3000 Member at Closing shall be counted in the Membership Base for purposes of calculating the Earn-out Accounts.

     4. Old National Accounts. In addition to updating Schedule 1.4.4 to make it accurate as of the Closing, the parties agree (i) to delete intentionally Columbia Healthcare members from the Membership Base for purposes of Section 1.4.4, notwithstanding that Columbia Healthcare is an Old National Account, and
(ii) to not count Columbia Healthcare members in the New Accounts or Earn-Out Accounts. This shall affect Section 1.4.4 of the Purchase Agreement only.

     5. Closing. The parties hereby agree that Section 1.5 of the Purchase Agreement shall be amended to change the reference regarding the time of Closing from 12:01:01 a.m. to 11:59:59 p.m. on the Closing Date.

     6. Columbia Hospital Contract. In order to simplify the process described in Section 1.6.3(b) of the Purchase Agreement relating to the Columbia Hospital Contract, the parties agree to delete the text of Section 1.6.3(b) of the Purchase Agreement in its entirety, and replace such text with the following:

     Buyer has arranged to amend and assume that certain contract between Seller and Columbia North Texas Division, Inc. ("Columbia"), dated January 1, 1995 ("Columbia Hospital Contract") pursuant to a letter dated September 17, 1998, from Larry S. Howard to Thomas O. Corley, which sets forth the agreement between Buyer and Columbia and the consent of Columbia to the assignment and assumption of the Columbia Hospital Contract. The following chart sets forth the change in Equivalent Per Diem rates resulting from the assignment of the Columbia Hospital Contract to Buyer:


-----------------------------------------------------------------------------------------------

Time Period                      11/1/98 to              1/1/99 to             3/1/99 to
                               12/31/98                    2/28/99             12/31/99
-----------------------------------------------------------------------------------------------
Existing Columbia                    $1,059                $1,109               $1,109
Contract Equivalent
Per Diem
-----------------------------------------------------------------------------------------------
Amended Columbia                     $1,143                $1,143               $1,170
Contract Assigned
to Buyer Equivalent
Per Diem
-----------------------------------------------------------------------------------------------
Difference in                          $84                  $34                   $61
Equivalent Per Diem
-----------------------------------------------------------------------------------------------

     For each Time Period set forth above, Seller shall reimburse Buyer 70% of the applicable Difference in Equivalent Per Diem multiplied by the number of Inpatient Hospital Days incurred under the Columbia Hospital Contract during that Time Period. In addition, Seller shall reimburse Buyer the amount by which 30% of the applicable Difference in Equivalent Per Diem multiplied by the number of Inpatient Hospital Days incurred under the Columbia Hospital Contract for all Time Periods cumulatively exceeds $350,000.

     Seller shall pay amounts due under this Section 1.6.3(b) on a monthly basis promptly upon receipt of an invoice from Buyer and shall be subject to later verification by Seller through a quarterly audit of Buyer's books and records necessary or reasonable to verify the number of Inpatient Hospital Days at Columbia facilities utilized under the Columbia Hospital Contract. This payment shall be the sole and exclusive payment by Seller to Buyer relating to the cost increases imposed by Columbia's condition to consent to the assignment of the Columbia Hospital Contract from Seller to Buyer.

     The parties agree that the language set forth above supersedes all discussions and agreements regarding the Columbia Hospital Contract among the parties since June 5, 1998, through the date hereof, including, but not limited to, that certain amendment among the parties dated August 7, 1998, and that the language as set forth above constitutes the sole, full and complete agreement among the parties relating to the Columbia Hospital Contract.

     7. Adjustment to Purchase Price. Section 1.4.1 of the Purchase Agreement is amended to state as follows:

     The consideration for the transfer of the Assets from Seller and Seller's Affiliates to Buyer shall be One Hundred Twenty-Two Million, Nine Thousand, Three Hundred and Nine Dollars ($122,009,309.00), as adjusted as provided in this Section 1.4 (the "Purchase Price"). Ninety-Two Million, Nine Thousand, Three Hundred and Nine Dollars ($92,009,309.00) of the Purchase Price shall be paid by Buyer to Seller by Federal Reserve Bank wire transfer of good funds at Closing, as adjusted as provided in this Section 1.4. The remaining Thirty Million Dollars ($30,000,000.00) of the Purchase Price shall be paid in accordance with the earn-outs set forth in Sections 1.4.4 and 1.4.5. The parties acknowledge that the amount of Two Hundred Seventy Five Six Hundred Ninety-One ($ 275,691.00) is the purchase price associated with the Insurance Assumption Reinsurance Agreement and that such amount is not included in the term Purchase Price for purposes of this Agreement.

     In addition, Section 1.4.6 of the Purchase Agreement shall be deleted in its entirety, it being the intent of the parties that the sole adjustment to the Purchase Price as a result of any decrease in

     Member Accounts as required by Section 1.4.6 is reflected in the Purchase Price set forth in the amended Section 1.4.1 set forth above.

     8. Amendment to Section 10.8. Both Sections 10.8(a) and 10.8(b) of the Purchase Agreement shall each be amended to add the following:

     The parties shall meet within 30 days of the Closing Date to come to an agreement on the actuarially sufficient commercial rate to be charged for 1999. If the parties are unable to come to an agreement prior to January 1, 1999, each shall charge the other an amount equal to 4 % (2 % for Medicare) above the rate being charged for 1998 (the 1998 commercial and Medicare rates being described in the consolidated and amended Exhibits 10.8(a) & (b)) until they have reached an agreement as to the actuarially sufficient commercial rates for 1999, at which time, the amount previously provided for 1999 shall be adjusted accordingly with the final actuarially sufficient commercial rates.

9.       Section Deleted.  Section 10.9 is deleted in its entirety.

10.      Amendments Relating to Personal Property.

     a. Section 11.3.1 of the Purchase Agreement is amended to add the following:

     This Section 11.3.1 shall not apply to the extent that the aggregate net book value of the personal property delivered to Buyer hereunder is less than $22,478,636.

     b. Section 11.3.2 of the Purchase Agreement is amended to add the following:

     This Section 11.3.2 shall not apply to the extent that the aggregate net book value of the personal property delivered to Buyer hereunder is less than $22,478,636.

     11. Exhibits/Documents Amended. The parties agree to amend certain exhibits which were attached to the Purchase Agreement on June 5, 1998, and to replace such exhibits in their entirety with new versions of such exhibits, which shall be approved by the parties and signed at Closing, the signatures of the duly authorized officer(s) of each party to such exhibits to conclusively evidence the parties' approval thereof, including, without limitation, the following exhibits:

         Bill of Sale                                         Exhibit 1.6.1(b)
         Transition Agreement                                 Exhibit 1.6.1(m)
         Medical Services Agreement                           Exhibit 1.6.1(n)
         Opinion Letter of Seller's Counsel                   Exhibit 5.1
         Opinion Letter of Buyer's Counsel                    Exhibit 6.1

     12. Schedules Amended. The parties agree to amend certain schedules which were attached to the Purchase Agreement on June 5, 1998, and to replace such schedules in their entirety with restated versions of such schedules, as follows:

         Schedule 1. l(b)        Provider Agreements
         Schedule 1.1(c)         Contracts
         Schedule 1.l(d)         Tangible Personal Property
         Schedule 1.1(i)         Assets of Seller's Affiliates
         Schedule 1.1(j)         Software, Hardware and Related Data of Seller
                                    or Seller's Affiliates
         Schedule 1.2(m)         Other Assets to be Excluded
         Schedule 1.4.4          Membership Base
         Schedule 2.1.6          Litigation
         Schedules 10.8(a)&(b)   Seller's Group 3000 Rates & Seller's
                                     Affiliates Standard Group 3000 Rates
                                     (amended and combined)

     13. HCFA and OPM. Notwithstanding the terms of the HCFA and OPM Novation Agreements, as such terms may come to be, Buyer and Seller agree that as between themselves, the relationship between Seller and Buyer shall be governed by Sections 10.2 and 10.3 of the Purchase Agreement and the following addition to Sections 11.1 and 11.2 of the Purchase Agreement:

     There shall be a new Section 11.1(f) that shall state: Any claim, obligation, or other liability arising from the current OPM or HCFA contracts (including, but not limited to, any legal obligations regarding the accuracy of the encounter data) with respect to any period prior to the Closing Date other than as described in Sections 10.2 or 10.3.

     There shall be a new Section 11.2(f) that shall state: Any claim, obligation, or other liability arising from the current OPM or HCFA contracts (including, but not limited to, any legal obligations regarding the accuracy of the encounter data) with respect to any period on or after the Closing Date other than as described in Sections 10.2 or 10.3.

     14. Directors. The last sentence of Section 10.4.4 shall be deleted and replaced with the following: Buyer shall pay for the premiums of all such directors for the calendar year 1999.

     15. National Accounts. Buyer and Seller agree that the fixtures, furniture and equipment used by Seller's Affiliates in connection with its National Accounts Program and which are located in Northpoint I, 9229 LBJ Freeway, Suite 202, Dallas, Texas 75243 are not Assets.

     16. Other Provisions. All other provisions of the Purchase Agreement not explicitly amended by this Amendment shall remain in full force and effect.


                                                   *************
                                            [signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of October 31, 1998.

                          BUYER:

                          TEXAS HEALTH CHOICE, L.C. (F/K/A HMO TEXAS, L.C.)

                          By:

                          Name:

                          Title:



                          SELLER:

                          KAISER FOUNDATION HEALTH PLAN OF TEXAS

                          By:

                          Name:

                          Title:


     Sierra Health Services, Inc. and Kaiser Foundation Hospitals have executed this Amendment solely with respect to their respective guarantee obligations set forth in Section 14 of the Purchase Agreement.

                          SIERRA HEALTH SERVICES, INC.

                          By:

                          Name:

                          Title:

[signature page 1 of 2 - Amendment No. 2 to Asset Sale and Purchase Agreement]

                          KAISER FOUNDATION HOSPITALS

                          By:

                          Name:

                          Title:

Attachments:
Exhibit A                        Confidentiality Agreement dated March 24, 1998
Exhibit B                        Confidentiality Agreement dated March 27, 1998
Restated Schedule 1.1(b)         Provider Agreements
Restated Schedule 1.1(c)         Contracts
Restated Schedule 1.1(d)         Tangible Personal Property
Restated Schedule 1.1(i)         Assets of Seller's Affiliates
Restated Schedule 1.1(j)         Software, Hardware and Related Data of
                                   Seller or Seller's Affiliates
Restated Schedule 1.2(m)         Other Assets to be Excluded
Restated Schedule 1.4.4          Membership Base
Restated Schedule 2.1.6          Litigation
Restated Schedules 10.8 (a)&(b)  Seller's Group 3000 Rates and Seller's
                                   Affiliates Standard Group 3000 Rates



















[signature page 2 of 2 - Amendment No. 2 to Asset Sale and Purchase Agreement]